 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285816
PROSPECTUS SUPPLEMENT
(To prospectus dated March 14, 2025)
$600,000,000
SIERRA PACIFIC POWER COMPANY
6.375% Fixed-to-Fixed Reset Rate
Junior Subordinated Notes, SPPC
JSN Series 2026A, due 2056

We are offering $600,000,000 aggregate principal amount of our 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, SPPC JSN Series 2026A, due 2056 (the “notes”).
The notes will bear interest (i) from and including March 9, 2026 (the “original issue date”) to, but excluding, September 15, 2031 at the rate of 6.375% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of 2.638%, to be reset on each Reset Date (as defined herein); provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect on the original issue date), and will mature on September 15, 2056. Interest on the notes will accrue from and including March 9, 2026 and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026.
So long as no event of default (as defined herein) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the notes will continue to accrue at the then- applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. See “Description of the Notes — Option to Defer Interest Payments.”
The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
At our option, we may redeem the notes at the times and at the redemption prices described in this prospectus supplement. The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein). The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment.
The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the notes should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the notes, by accepting such notes, will be deemed to have represented, warranted and agreed that it is not a “specified foreign entity.”
Investing in the notes involves risks. See the “Risk Factors” beginning on page S-6 of this prospectus supplement.
	Per note	Total
Public Offering Price(1)	100.00%	$600,000,000
Underwriting Discount(2)	1.00%	$6,000,000
Proceeds to Sierra Pacific Power Company (before expenses)(1)	99.00%	$594,000,000

(1)
Plus accrued interest from March 9, 2026, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $750,000 in respect of expenses incurred by us in connection with the offering. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about March 9, 2026.

Joint Book-Running Managers
BofA Securities	MUFG	Scotiabank	Truist Securities	US Bancorp
BMO Capital Markets	BNY Capital Markets	CIBC Capital Markets	KeyBanc Capital Markets
nabSecurities, LLC	RBC Capital Markets	Regions Securities LLC	TD Securities
Co-Managers
Huntington Capital MarketsLoop Capital Markets PNC Capital Markets LLC

March 5, 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain and incorporate by reference information about Sierra Pacific Power Company and the terms of the notes. This prospectus supplement, or the information incorporated by reference, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.
In making your investment decision, you should read and consider the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us. You should also read and consider the information in the documents we have referred you to in “Incorporation by Reference” on page S-36 of this prospectus supplement and “Where You Can Find More Information” on page 4 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In this prospectus supplement, references to “we,” “us,” “our,” “Sierra Pacific Power” and the “Company” refer to Sierra Pacific Power Company.

S-ii

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors,” before making an investment decision.
Sierra Pacific Power Company
We are a United States regulated electric and natural gas utility company serving approximately 400,000 retail electric customers and approximately 200,000 retail and transportation natural gas customers in northern Nevada. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. We have an electric service territory covering approximately 41,400 square miles and a natural gas service territory covering approximately 900 square miles in Reno and Sparks. We principally serve the gaming, recreation, warehousing, manufacturing, governmental services and mining industries. We buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize economic benefits of electricity generation, retail customer loads and wholesale transactions. We also sell natural gas to other utilities, municipalities and energy marketing companies on a wholesale basis. Our electric and natural gas operations are conducted under numerous nonexclusive franchise agreements, revocable permits and licenses obtained from federal, state and local authorities.
We are an indirect wholly-owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), a holding company headquartered in Des Moines, Iowa that has investments in subsidiaries principally engaged in energy businesses. BHE is a wholly-owned subsidiary of Berkshire Hathaway Inc. BHE controls all of our voting securities. We are subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports with the U.S. Securities and Exchange Commission (the “SEC”).
We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89511 and our telephone number is (775) 834-4011.

The Offering
The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.
As used in this section, references to “Sierra Pacific,” “we,” “us” and “our” mean Sierra Pacific Power Company excluding its consolidated entities unless otherwise expressly stated or the context otherwise requires.
Issuer
Sierra Pacific Power Company (the “Company”)
Amount of Notes Offered
$600,000,000 aggregate principal amount of 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, SPPC JSN Series 2026A, due 2056 (the “notes”).
Maturity
September 15, 2056.
Interest Rate
The notes will bear interest (i) from and including March 9, 2026 to, but excluding, September 15, 2031 (the “First Reset Date”) at the rate of 6.375% per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.638%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect on the original issue date).
For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the notes, see “Description of the Notes — Interest Rate and Maturity” in this prospectus supplement.
Interest Payment Dates
Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2026.
Optional Interest Deferral
So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. No interest will be due or payable on the notes during any such Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law.
For the definitions of the terms “Event of Default” and “Interest Payment Period”, see “Description of the Notes — Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the notes, see “Description of the Notes — Option to Defer Interest Payments” in this prospectus supplement.
Certain Restrictions during an Optional Deferral Period
If we defer payments of interest on the notes, the notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means that if you are subject to United States federal income taxation on a net income basis, you would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your notes before you receive any cash, regardless of your regular method of accounting for United States federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors — Holders of the notes subject to United States federal income taxation may have to pay taxes on interest before they receive payments from us” and “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Exercise of Deferral Option” in this prospectus supplement.
During an Optional Deferral Period, we may not do any of the following (subject to exceptions):
•
declare or pay any dividends or distributions on any Capital Stock (as defined in “Description of the Notes — Option to Defer Interest Payments”) of Sierra Pacific;

•
redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Sierra Pacific;

•
pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Sierra Pacific that ranks equally with or junior to the notes in right of payment; or

•
make any payments with respect to any guarantees by Sierra Pacific of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Description of the Notes — Option to Defer Interest Payments” in this prospectus supplement.
Ranking
The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Description of the Notes —  Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Description of the Notes —  Subordination” in this prospectus supplement. The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. The notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. For additional information, see “Risk Factors — The notes are subordinated or effectively subordinated to all other indebtedness of Sierra Pacific Power Company and its subsidiaries (other than any unsecured indebtedness Sierra Pacific Power Company has incurred or may in the future incur that ranks junior to or pari passu with the notes and the indenture does not limit the aggregate amount of indebtedness or other liabilities that Sierra Pacific Power Company or its subsidiaries may incur” and “Description of the Notes — Ranking” in this prospectus supplement.
Optional Redemption
At our option, we may redeem some or all of the notes, as applicable, before their maturity, as follows:
•
in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes —  Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date;

•
in whole but not in part, for a period of 120 days following the occurrence of a Tax Event (as defined in “Description of the Notes — Redemption — Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date; and
•
in whole but not in part, for a period of 120 days following the occurrence of a Rating Agency Event (as defined in “Description of the Notes — Redemption — Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date.

Covenants
The notes and the related indenture will not limit the amount of Senior Indebtedness that Sierra Pacific may incur or the amount of other indebtedness or liabilities that Sierra Pacific or any of its subsidiaries may incur, and do not contain any financial or other similar restrictive covenants.
Use of Proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately $594 million after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use $400,000,000 of the net proceeds to repay our general and refunding mortgage securities Series U with a coupon rate of 2.60% maturing on May 1, 2026, and the balance to fund capital expenditures and for general corporate purposes. See “Use of Proceeds.”
Denomination and Form
The notes will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as depositary (the “Depositary”).
No Listing
The notes are a new series of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.
Risk Factors
See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
Investment in the notes involves risks. Potential investors should carefully consider the risk factors below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and any risk factors described in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Incorporation by Reference” on page S-36 and “Where You Can Find More Information” on page 4 in the accompanying prospectus. Additional risks and uncertainties that are presently not known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.
The terms of the indenture and our other outstanding debt do not prohibit us from incurring additional indebtedness, which could adversely affect our financial condition.
The terms of the indenture, which governs our rights and obligations with respect to the notes, and the terms of our other outstanding debt, do not prohibit us from incurring indebtedness in addition to the notes. Accordingly, we could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the notes, by credit rating agencies.
The notes are subordinated or effectively subordinated to all other indebtedness of Sierra Pacific and its subsidiaries (other than any unsecured indebtedness Sierra Pacific has incurred or may in the future incur that ranks junior to or pari passu with the notes), and the indenture does not limit the aggregate amount of indebtedness or other liabilities that Sierra Pacific or its subsidiaries may incur.
Pursuant to the terms of the indenture, the notes will be subordinated in right of payment to all of Sierra Pacific’s existing and future Senior Indebtedness (as defined under “Description of the Notes —  Subordination”). This means that, in the event of (a) Sierra Pacific’s dissolution, winding-up, liquidation or reorganization, (b) Sierra Pacific’s failure to pay any interest, principal or other monetary amounts due on any of its Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of Sierra Pacific’s Senior Indebtedness as a result of a default, Sierra Pacific will not be permitted to make any payments on the notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on its Senior Indebtedness have been paid in full. For additional information about the subordination of the notes to our Senior Indebtedness, see “Description of the Notes —  Subordination” in this prospectus supplement. At December 31, 2025, Sierra Pacific had approximately $1.3 billion aggregate principal amount of Senior Indebtedness outstanding (excluding $235 million of tax-exempt bonds, held by Sierra Pacific). In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness Sierra Pacific may have or may incur in the future (to the extent of the value of the collateral securing such secured indebtedness). Due to the subordination of the notes to the Senior Indebtedness of Sierra Pacific and the effective subordination of the notes to any secured indebtedness of Sierra Pacific, if Sierra Pacific’s assets are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and any secured indebtedness would likely recover more, ratably, than the holders of the notes, and it is possible that no payments would be made to the holders of the notes.
In addition, the notes are the obligations of Sierra Pacific exclusively and are not the obligations of any of its subsidiaries or any entities it accounts for as equity method investments.
The notes will rank equally in right of payment with any future unsecured indebtedness that Sierra Pacific may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by Sierra Pacific or the amount of other indebtedness or liabilities that may be incurred by Sierra Pacific or any of its subsidiaries. The incurrence by Sierra Pacific or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by Sierra Pacific, may have adverse consequences for you as a holder of the notes, including making it more difficult for Sierra Pacific to satisfy its obligations with respect to the notes, a loss of all or part of the trading value of your notes and a risk that one or more of the credit ratings of the notes could be lowered or withdrawn. Both Sierra Pacific and its subsidiaries expect to incur substantial amounts of additional indebtedness, including Senior Indebtedness, in the future.
The interest rate on the notes will reset on the First Reset Date and each subsequent Reset Date and any interest payable after the First Reset Date may be based on a rate that is less than the initial or any other previous fixed interest rate.
The interest rate on the notes from their original issue date to, but excluding, the First Reset Date will be 6.375% per annum. Beginning on the First Reset Date, the interest rate on the notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.638%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect on the original issue date). We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.
The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.
As noted above, the annual interest rate on the notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided, that the interest rate during any Reset Period will not reset below the initial interest rate). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.
We can defer interest payments on the notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each. This may affect the market price of the notes.
So long as no event of default (as defined below under “Description of the Notes — Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. No interest will be due or payable on the notes during any such Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then- applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right and you sell your notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the notes may be more volatile than other securities that do not have these rights.
Holders of the notes subject to United States federal income taxation may have to pay taxes on interest before they receive payments from us.
If we defer interest payments on the notes, a holder of the notes subject to United States federal income tax on a net income basis will be required to accrue interest income for United States federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for United States federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the notes during an Optional Deferral Period will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. If a holder sells its notes on or before the record date for such interest payment date, then all of the interest accrued on such notes during the Optional Deferral Period will be paid to the person who is the registered owner of those notes at the close of business on such record date, and the holder who sold those notes will not receive from us any of the interest that accrued on those notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the notes. For more information regarding the U.S. tax consequences of purchasing, owning and disposing of the notes, see “Certain United States Federal Income Tax Considerations.”
Holders of the notes will have limited rights of acceleration.
Holders of the notes and the trustee under the indenture may accelerate payment of the principal and interest on the notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due, failure to pay principal or premium, if any, on the notes when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to Sierra Pacific (but not its subsidiaries). Holders of the notes and the trustee will not have the right to accelerate payment of the principal or interest on the notes upon the breach of any other covenant in the indenture. See “Description of the Notes — Option to Defer Interest Payments,” “Description of the Notes — Events of Default” and “Description of the Notes — Limitation on Remedies.”
Rating agencies may change their practices for rating the notes, which change may affect the market price of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.
The rating agencies that currently or may in the future publish a rating for Sierra Pacific, including Moody’s Investors Service, Inc. and S&P Global Ratings, each of which is expected to initially publish a rating of the notes, may, from time to time in the future, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to subordinated securities with features similar to the notes. If any rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, the trading price of the notes could be negatively affected. In addition, we may redeem the notes, at our option, in whole but not in part, for a period of 120 days following the occurrence of a rating agency making certain changes in the equity credit methodology for securities such as the notes. See “Description of the Notes — Redemption — Redemption Following a Rating Agency Event.”

An active trading market for the notes does not exist and may not develop, and any such market may be illiquid.
The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market- making at any time. In addition, the liquidity of any trading market in the notes that may develop, and the market prices quoted therefor, may be adversely affected by, among other things, changes in the overall market for this type of security and changes in our financial performance or prospects or the prospects for companies in our industry generally. As a result, an active after-market for the notes may not develop or be sustained and holders of the notes may not be able to sell their notes at favorable prices or at all. The difference between bid and ask prices in any secondary market for the notes could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes, and holders of the notes may be required to bear the financial risks of an investment in the notes for a significant period of time.
The notes are subject to early redemption.
As described under “Description of the Notes — Redemption,” we may at our option redeem the notes in whole or in part at the times and the applicable redemption price described thereunder. Consequently, we may choose to redeem your notes at a time when prevailing interest rates are lower than the effective interest rate paid on your notes and at times when the trading price of your notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and with a similar level of investment risk.
Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.
We may redeem some or all of the notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date. In addition, the notes may be redeemed by us at our option, in whole but not in part, for a period of 120 days following the occurrence of either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the Notes — Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable. See “Description of the Notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement.

USE OF PROCEEDS
We expect to receive net proceeds from the sale of the notes of approximately $594 million, after deducting the underwriting discount but before deducting our expenses. We intend to use $400,000,000 of the net proceeds to repay our general and refunding mortgage securities Series U with a coupon rate of 2.60% maturing on May 1, 2026, and the balance to fund capital expenditures and for general corporate purposes.

CAPITALIZATION
The following table sets forth our capitalization (i) as of December 31, 2025 and (ii) as adjusted to give effect to the issuance of the notes and the use of proceeds therefrom. The following data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, including the related notes, which are incorporated by reference in this prospectus supplement.
(Amounts in Millions)	Actual	As Adjusted
Current portion of long-term debt	$410	$410
Current portion of finance lease obligations	10	10
Long-term debt	1,116	1,116
Junior subordinated notes	446	1,046
Finance lease obligations	89	89
Total current and long-term debt and finance lease obligations	2,071	2,671
Total common equity	2,981	2,981
Total capitalization	$5,052	$5,652

DESCRIPTION OF THE NOTES
The notes will be a series of our junior subordinated debt securities to be issued under an indenture between Sierra Pacific Power Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), dated as of September 8, 2025 (the “indenture”), as supplemented by a second supplemental indenture, between Sierra Pacific Power Company and the trustee, dated as of the issue date of the notes (the “second supplemental indenture”). In this section and under the caption “Description of Unsecured Debt Securities” in the accompanying prospectus, references to “Sierra Pacific,” “we,” “us” and “our” mean Sierra Pacific Power Company excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The indenture is the “subordinated indenture” referred to under “Description of Unsecured Debt Securities” in the accompanying prospectus and the notes are a series of our subordinated debt securities referred to under such caption. The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the subordinated debt securities and the subordinated indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to the provisions of the notes, the indenture and the second supplemental indenture. Forms of the notes, the indenture and the second supplemental indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.
General
The notes will constitute a separate series of our subordinated debt securities under the indenture and will be issued in the aggregate principal amount of $600,000,000. We may, from time to time, without notice to or consent of the holders of the notes, issue additional notes and any such additional notes shall form a single series under the indenture with the notes offered by this prospectus supplement; provided that if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number. Any such additional notes shall have the same form and terms as the notes offered by this prospectus supplement (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below) shall not be applicable to any such additional notes whose date of original issuance is on or after the First Reset Date).
Interest Rate and Maturity
The notes will mature on September 15, 2056 (the “final maturity date”). The notes will be subject to redemption at our option as described below under “— Redemption”.
The notes will bear interest (i) from and including the original issue date to, but excluding, September 15, 2031, (the “First Reset Date”) at the rate of 6.375% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at an interest rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.638%, to be reset on each Reset Date (as defined below); provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect on the original issue date). Interest on the notes will accrue from and including the original issue date and will be payable semi-annually in arrears on March 15 and September 15 (each, an “interest payment date”) of each year, beginning on September 15, 2026, to the holders of record at the close of business on the immediately preceding March 1 and September 1, respectively (each, a “record date”), subject to our right to defer interest payments as described below under “— Option to Defer Interest Payments.” Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date (or, if fewer than five business days appear, such number of business days appearing) as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date (or, if fewer than five business days appear, such number of business days appearing) as published in the most recent H.15.
If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year U.S. Treasury Rate, will determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).
The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.
“Reset Date” means the First Reset Date and September 15 of every fifth year after     2031.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.
As used under this caption “Description of the Notes,” the term “business day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the notes at such time. Unless we have validly called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date but we do not redeem all of the outstanding notes on such redemption date, we will appoint a calculation agent for the notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there shall always be a calculation agent in respect of the notes when so required). We may appoint Sierra Pacific or an affiliate of Sierra Pacific as calculation agent. The trustee shall not be obligated at any time to act as the calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period (as defined below under “— Option to Defer Interest Payments”) beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder or beneficial owner of the notes upon request and will be final and binding in the absence of manifest error.
If any interest payment date, redemption date or the maturity date of the notes is not a business day (as defined in the second supplemental indenture) at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day (as defined in the second supplemental indenture) at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.
No Listing
The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.
Ranking
The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “— Subordination”), to the extent and in the manner set forth under the caption “— Subordination” below. The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. At December 31, 2025, Sierra Pacific had approximately $1.3 billion aggregate principal amount of Senior Indebtedness outstanding (excluding $235 million of tax-exempt bonds, held by Sierra Pacific). In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness we may have or may incur (to the extent of the value of the collateral securing such secured indebtedness).
The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by Sierra Pacific or the amount of other indebtedness or liabilities that may be incurred by Sierra Pacific or any of its subsidiaries. For additional information, see “Risk Factors — The notes are subordinated or effectively subordinated to all other indebtedness of Sierra Pacific and its subsidiaries (other than any unsecured indebtedness Sierra Pacific has incurred or may in the future incur that ranks junior to or pari passu with the notes), and the indenture does not limit the aggregate amount of indebtedness that Sierra Pacific or its subsidiaries may incur” in this prospectus supplement.
Agreement by Holders to Tax Treatment
Each holder (and beneficial owner) of the notes will, by accepting any notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the notes constitute indebtedness of Sierra Pacific, and will treat the notes as indebtedness of Sierra Pacific, for United States federal, state and local tax purposes.
Subordination
The notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:
(a)
any payment by, or distribution of the assets of, Sierra Pacific upon its dissolution, winding- up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)
a failure to pay any interest, principal or other monetary amounts due on any of Sierra Pacific’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c)
acceleration of the maturity of any Senior Indebtedness of Sierra Pacific as a result of a default; the holders of all of Sierra Pacific’s Senior Indebtedness will be entitled to receive:

•
in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•
in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness, before the holders of the notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the notes are paid in full.

“Senior Indebtedness” means, with respect to the notes, (i) indebtedness of Sierra Pacific, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sierra Pacific (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sierra Pacific; (ii) all finance lease obligations of Sierra Pacific; (iii) all obligations of Sierra Pacific issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sierra Pacific and all obligations of Sierra Pacific under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sierra Pacific for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sierra Pacific is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the notes.
Due to the subordination of the notes, if assets of Sierra Pacific are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the notes in right of payment will likely recover more, ratably, than holders of the notes, and it is possible that no payments will be made to the holders of the notes. The subordination provisions described above will cease to apply in the event of defeasance or satisfaction and discharge of the notes as described under “Description of Unsecured Debt Securities — Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.
The notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness or liabilities or to issue preferred equity. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness, including Senior Indebtedness, in the future.
The information set forth under this caption “— Subordination,” including the definition of “Senior Indebtedness,” supersedes and replaces, insofar as it relates to the notes, the information appearing under the caption “Description of Unsecured Debt Securities — Ranking of Senior Debt Securities; Ranking of Subordinated Debt Securities” in the accompanying prospectus.

Redemption
Optional Redemption
We may redeem some or all of the notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.
Redemption Following a Tax Event
We may at our option redeem the notes, in whole but not in part, for a period of 120 days following the occurrence of a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.
A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•
any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•
an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•
any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•
a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly- known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Redemption Following a Rating Agency Event
We may at our option redeem the notes, in whole but not in part, for a period of 120 days following the occurrence of a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.
“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for Sierra Pacific (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for Sierra Pacific as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for Sierra Pacific, in the case of any rating agency that first publishes a rating for Sierra Pacific after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes by such rating agency had the current methodology not been changed.
Redemption Procedures; Cancellation of Redemption
Notwithstanding any statement under this caption “— Redemption” to the contrary, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, as supplemented by the second supplemental indenture, except that, if the redemption date for any notes falls on any day during an Optional Deferral Period (as defined below under “— Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “— Option to Defer Interest Payments”)) on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If we elect to redeem all or a portion of the notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.
If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge or defeasance of the notes as described under “Description of Unsecured Debt Securities — Satisfaction and Discharge” or “Description of Unsecured Debt Securities — Defeasance” in the accompanying prospectus and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the notes called for redemption (which notice will also indicate that any notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
If less than all of the notes are to be redeemed on any redemption date, the particular notes (or portions thereof) to be redeemed shall be selected by such method as the trustee shall deem fair and appropriate or, in the case of notes in book-entry form represented by one or more global notes, by such method of selection as may be required or permitted by the Depositary.
Option to Defer Interest Payments
So long as no event of default (as defined below under “— Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined below) each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the notes during an Optional Deferral Period, except upon a redemption of any notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the notes shall become due and payable). All references in the notes and, insofar as relates to the notes, the indenture and the second supplemental indenture, to “interest” on the notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.
Before the end of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.
During any Optional Deferral Period, we will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):
•
declare or pay any dividends or distributions on any Capital Stock (as defined below) of Sierra Pacific;

•
redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Sierra Pacific;

•
pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Sierra Pacific that ranks equally with or junior to the notes in right of payment; or

•
make any payments with respect to any guarantees by Sierra Pacific of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract, and (g) for the avoidance of doubt, convert convertible Capital Stock of Sierra Pacific into other Capital Stock of Sierra Pacific in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share).
We will give the holders of the notes and the trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.
“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding September 15, 2026.
Events of Default
An “event of default” occurs with respect to the notes if:
(a)   we do not pay any interest on any note when it becomes due and payable and such default continues for 30 days (whether or not such payment is prohibited by the subordination provisions applicable to the notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “— Option to Defer Interest Payments”;
(b)   we do not pay any principal of or premium, if any, on any note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the notes);
(c)   we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the indenture)

in the indenture or the notes for 60 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding notes; or
(d)   Sierra Pacific files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sierra Pacific.
No event of default with respect to the notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities issued under the indenture will necessarily constitute an event of default with respect to the notes.
If an event of default, other than an event of default described in clause (c) above, occurs and is continuing, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding notes may declare the principal amount of all of the notes, together with accrued and unpaid interest thereon (including, without limitation, any deferred interest and, to the extent permitted by applicable law, any compound interest), to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the notes shall become immediately due and payable (notwithstanding any deferral of interest payments in accordance with the provisions discussed above under “— Option to Defer Interest Payments”).
However, if an event of default described in clause (c) above occurs and is continuing, neither the trustee nor the registered holders of the notes will be entitled to declare the principal of the notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors — Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of such an event of default.
In addition, the indenture provides that no registered holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless: (a) the registered holder has previously given the trustee written notice of a continuing event of default with respect to the notes; (b) the registered holders of at least 33% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during such 60-day period by the registered holders of a majority in aggregate principal amount of the outstanding notes. Furthermore, no registered holder of notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of the notes under the indenture.
The description set forth under this caption “— Events of Default” supersedes and replaces, insofar as it relates to the notes, the description set forth under the caption “Description of Unsecured Debt Securities — Events of Default” in the accompanying prospectus.
Other
The notes will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes at your option.
We will pay the principal of and premium, if any, on the notes at the final maturity date or upon redemption upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer of the notes, but we must at all times maintain a place of payment for the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.
The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Book-Entry, Delivery and Form.” The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. For additional information regarding notes in global form and the book-entry system, see “Book-Entry, Delivery and Form” in the accompanying prospectus.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary is limited to holders who purchase the notes upon their initial issuance at their initial “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address United States federal tax laws other than income tax laws, such as estate and gift tax laws, and it does not address tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any alternative minimum tax, or to holders that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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tax-exempt organizations or governmental organizations;

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regulated investment companies or real estate investment trusts;

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brokers, dealers or traders in securities or commodities;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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foreign persons or entities (except to the extent specifically set forth below);

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S-corporations, partnerships or other pass-through entities or arrangements (and investors therein);

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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“U.S. holders” (as defined below under “— Consequences to U.S. Holders”) whose “functional currency” is not the United States dollar;

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certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code;

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persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

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persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our notes and the partners in such partnerships should consult their tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.
THIS SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF THE NOTES ARISING UNDER OTHER UNITED STATES FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, the notes will be treated as indebtedness for U.S. federal income tax purposes. However, our treatment of the notes is not binding on the IRS or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the position described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for United States federal income tax purposes as dividends to the extent of Sierra Pacific’s current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would be subject to withholding of United States income tax, except to the extent provided by an applicable income tax treaty. In addition, such a determination would constitute a Tax Event that would entitle us to redeem the notes as described under “Description of the Notes — Redemption — Redemption Following a Tax Event.” We agree, and by acquiring an interest in a note, each beneficial owner of a note will agree, to treat the notes as indebtedness of Sierra Pacific for United States federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness of Sierra Pacific for United States federal income tax purposes.
Consequences to U.S. Holders
The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the notes. Certain consequences to non-U.S. holders (as defined below under “— Consequences to Non-U.S. Holders”) of the notes are described under “— Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that, for United States federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

Payments of Interest
We have the option under certain circumstances to defer payments of stated interest on the notes. Under the Treasury Regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe the likelihood of our exercising the option to defer payment of stated interest on the notes is remote within the meaning of the Treasury Regulations in part because our exercise of the option to defer payments of stated interest on the notes would generally prevent us from:
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declaring or paying any dividend or distribution on Capital Stock of Sierra Pacific;

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redeeming, purchasing, acquiring or making a liquidation payment with respect to any Capital Stock of Sierra Pacific;

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paying any principal, interest or premium on, or repaying, repurchasing or redeeming, any indebtedness of Sierra Pacific that ranks equally with or junior to the notes in right of payment; or

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making any payments with respect to any guarantees by Sierra Pacific of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

Similarly, if certain circumstances occur (see “Description of the Notes — Redemption — Redemption Following a Rating Agency Event”), we may be obligated to pay amounts in excess of stated principal of the notes. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. We believe the likelihood that we will make any such payments is remote.
We also do not expect the pricing of the notes to result in the notes as being treated as issued with OID for U.S. federal income tax purposes.
Based on these positions, you generally will be required to recognize any stated interest as ordinary income at the time it is received or accrued on the notes in accordance with your regular method of accounting for United States federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury Regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of interest deferral were determined not to be remote and because interest payment on the notes may, at the option of the Issuer, be deferred, and will not be treated as unconditionally payable at least annually, the notes would be treated as issued with OID and all stated interest would be treated as OID as long as the notes are outstanding. In that case, you would be required to accrue interest income on the notes using a constant yield method whether or not you receive any cash payment attributable to that interest, regardless of your regular method of accounting for United States federal income tax purposes. If the possibility of excess payments following a Rating Agency Event were determined not to be remote, the notes could be treated as “contingent payment debt instruments,” in which case you could be required to accrue interest income on the notes in excess of stated interest and would be required to treat as ordinary income rather than as capital gain any income realized on a taxable disposition of the notes. The remainder of this discussion assumes the notes will not be treated as issued with OID or as contingent payment debt instruments.
Exercise of Deferral Option
Under the Treasury Regulations, if we exercise our option to defer the payment of interest on the notes, the notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the notes (including interest on deferred interest) could be treated as OID, which you would be required to accrue and include in taxable income on a constant accrual basis over the remaining term of the notes, without regard to the time interest is actually paid on the notes and without regard to your regular method of accounting for United States federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the notes, and the actual receipt of future payments of stated interest on the notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. Any OID included in income would increase your adjusted tax basis in your notes, and your actual receipt of cash interest payments would reduce that adjusted tax basis.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
You generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note plus any amount that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. If you are a non-corporate U.S. holder, including an individual, and have held the note for more than one year at the time of disposition, such capital gain generally will be taxable at a reduced rate. Your ability to deduct capital losses may be limited.
Backup Withholding and Information Reporting
Payments of interest (including accrued OID) and principal on notes held by U.S. holders and the proceeds received upon the sale, exchange, redemption or other disposition of such notes may be subject to information reporting and backup withholding. Payments to certain holders (including corporations and certain tax-exempt organizations) are generally not subject to backup withholding. If you are a U.S. holder and you are not otherwise exempt, payments to you will be subject to backup withholding if:
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you fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

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you furnish an incorrect TIN;

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there has been a “notified payee underreporting” with respect to interest or dividends paid to you, as described in the Code; or

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you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you generally may use amounts withheld under the backup withholding rules as a credit against your United States federal income tax liability or may claim a refund as long as you provide the required information to the IRS in a timely manner.
Consequences to Non-U.S. Holders
The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) or a U.S. holder.
Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
Payments of Interest
Subject to the discussion of backup withholding and information reporting and FATCA below, United States federal withholding tax will not apply to any payment to you of interest on a note (including any OID) provided that such interest is not effectively connected with your conduct of a United States trade or business and:
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you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”; and

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(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form), from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.
If you cannot satisfy the requirements described above, you will be subject to a 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, such interest is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected interest income.
The certifications described above generally must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Subject to the discussion of backup withholding and information reporting and FATCA below, any gain realized upon the sale, exchange, redemption or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules discussed above in “— Consequences to Non-U.S. Holders — Payments of Interest”) generally will not be subject to United States federal income tax unless:
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that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you in the United States); or

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you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If your gain is effectively connected with your conduct of a United States trade or business (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you in the United States), you generally will be subject to United States federal income tax on the net gain derived from the sale, exchange, redemption or other disposition in the same manner as if you were a United States person (as defined under the Code). If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to United States federal income tax on the gain derived from the sale, exchange, redemption or other disposition at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty), which gain may be offset by United States source capital losses, even though you are not considered a resident of the United States, provided you have timely filed United States federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
If you are a non-U.S. holder, you generally will not be subject to backup withholding and information reporting with respect to interest payments, or with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above under “— Consequences to Non-U.S. Holders — Payments of Interest” and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, the amount of, and the tax withheld with respect to, any interest and OID paid to you, may be required to be reported annually to the IRS and to you regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Pursuant to legislation commonly referred to as “FATCA” and regulations promulgated thereunder, payments to foreign entities of interest (including any OID) on, or (subject to the proposed U.S. Treasury Regulations discussed below) gross proceeds from the sale or other dispositions of, debt obligations of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless (1) a foreign financial institution that is a payee undertakes certain diligence and reporting obligations, (2) a non-financial foreign entity that is a payee either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) a foreign financial institution or non-financial foreign entity that is a payee otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest (including any OID) on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. You should consult your tax advisor regarding the possible effect of FATCA on your investment in the notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS
If notes are to be purchased and held by or with the assets of an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an individual retirement account or annuity (“IRA”) or other plan subject to Section 4975 of the Code (together with IRAs and plans subject to Title I of ERISA, “ERISA Plans”) or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (any such law, a “Similar Law”), the fiduciary of such plan must determine that the purchase and holding of notes are consistent with the documents governing the plan and the fiduciary’s fiduciary duties under ERISA, Section 4975 of the Code or any Similar Law. Such fiduciary, as well as any other prospective investor subject to ERISA, Section 4975 of the Code or any Similar Law, must also determine that its purchase and holding of notes will not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Among other things, these sections of ERISA and the Code prohibit the lending of money and other extensions of credit between an ERISA Plan and a party in interest (as defined in ERISA) or disqualified person (as defined in the Code) with respect to such ERISA Plan, unless such transaction is covered by an exemption. The notes will constitute an extension of credit by the purchaser to us. Accordingly, the acquisition or holding of the notes by an ERISA Plan or a plan subject to any Similar Law with respect to which we are considered a party in interest or a disqualified person might constitute or result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include PTCE 84-14 which applies to transactions involving plan assets managed by independent qualified professional asset managers, PTCE 90-1 which applies to insurance company pooled separate accounts, PTCE 91-38 which applies to bank collective investment funds, PTCE 95-60 which applies to life insurance company general accounts, and PTCE 96-23 which applies to transactions involving plan assets managed by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more than adequate consideration in connection with the transaction.
Each of these PTCEs and statutory exemptions contain conditions and limitations on their application and do not provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will apply with respect to the acquisition and holding of the notes. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may be subject to rescission or the purchaser may be required to transfer the notes to another person. The fiduciary of an ERISA Plan or a plan subject to any Similar Law that causes such ERISA Plan or other plan to engage in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA, the Code and any Similar Law. In addition, an IRA that is involved in a prohibited transaction may lose its tax-deferred status.
Each ERISA Plan, including individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, should consider the fact that none of the issuer or the underwriters or any of their respective affiliates (“Transaction Parties”) is acting, or will act, as a fiduciary to any ERISA Plan with respect to the decision to purchase or hold the notes, except in each case where a prohibited transaction exemption applies, all the conditions of which have been met, or the transaction is not otherwise prohibited. The Transaction Parties are not undertaking to provide investment advice, impartial or otherwise, or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the notes. All communications, correspondence and materials from the Transaction Parties with respect to the notes are intended to be general in nature and are not directed at any specific purchaser of the notes, and do not constitute advice regarding the advisability of investment in the notes for any specific purchaser. The decision to purchase and hold the notes must be made solely by each prospective ERISA Plan purchaser.
The foregoing discussion is a summary of certain ramifications of the purchase and holding of notes by a person who is subject to ERISA, Section 4975 of the Code or any Similar Law and does not purport to be complete. Each such person who proposes to purchase and hold notes should consult legal counsel before doing so, and each such person who purchases and holds notes (and any subsequent transferee) will be deemed to have represented by its acquisition and holding of notes that (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of an ERISA Plan or an employee benefit plan subject to a Similar Law, or (ii)(A) its acquisition and holding of notes does not constitute or give rise to a non- exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, and (B) none of the Transaction Parties is acting, or will act, as a fiduciary to any ERISA Plan with respect to the decision to purchase or hold the notes, except in each case where a prohibited transaction exemption applies, all the conditions of which have been met, or the transaction is not otherwise prohibited. Nothing herein shall be construed as a representation that an exemption from the prohibited transaction rules would apply to the acquisition or holding of the notes or that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan, IRA or other plan subject to ERISA, Section 4975 of the Code or a Similar Law.
Purchasers of the notes (including any interest in a note) have the exclusive responsibility for ensuring, to the extent applicable, that their investment complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING
BofA Securities, Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth below opposite the underwriter’s name.
Name	Principal Amount of Notes
BofA Securities, Inc.	$66,000,000
MUFG Securities Americas Inc.	66,000,000
Scotia Capital (USA) Inc.	66,000,000
Truist Securities, Inc.	66,000,000
U.S. Bancorp Investments, Inc.	66,000,000
BMO Capital Markets Corp.	27,000,000
BNY Mellon Capital Markets, LLC	27,000,000
CIBC World Markets Corp.	27,000,000
KeyBanc Capital Markets Inc.	27,000,000
nabSecurities, LLC	27,000,000
RBC Capital Markets, LLC	27,000,000
Regions Securities LLC	27,000,000
TD Securities (USA) LLC	27,000,000
Huntington Securities, Inc.	18,000,000
Loop Capital Markets LLC	18,000,000
PNC Capital Markets LLC	18,000,000
Total	$600,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Notes sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed 0.60% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.40% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.
The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. There can be no assurance that there will be a secondary market for the notes or the continued liquidity of such market if one develops. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Sierra Pacific Power Company
Per note	1.00%
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1,200,000. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $750,000 in respect of such expenses. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
It is expected that delivery of the notes will be made against payment therefor on or about March 9, 2026, which will be the       second business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to the closing of this offering will be required, by virtue of the fact that the notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to the business day before delivery should consult their own advisors.
In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased from us by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the market prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market price of the notes. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, if commenced, will not be discontinued without notice.
No Sales of Similar Securities
We have agreed that, without the prior written consent of the representatives, we will not, during the period beginning on and including the date of this prospectus supplement to and including the later of (i) the termination of trading restrictions for the notes, as notified to us by the representatives (but only if the representatives have notified us in writing on the original issue date of the notes that such trading restrictions have not been terminated) and (ii) the original issue date of the notes, offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any notes, any debt securities of Sierra Pacific Power Company which are substantially similar to the notes (“Similar Securities”) or any securities convertible into, exchangeable into or exercisable for any notes or Similar Securities, provided that this agreement shall not apply to the offer, issuance or sale of, or any contract to sell, (i) the notes to the underwriters pursuant to the underwriting agreement, (ii) commercial paper or other debt securities with scheduled maturities of less than one year or (iii) any Senior Indebtedness (as defined above under “Description of the Notes — Subordination”). For purposes of clarity, it is understood and agreed that the term Similar Securities, as used in this paragraph, excludes (i) commercial paper or other debt securities with scheduled maturities of less than one year or (ii) any Senior Indebtedness (as defined above under “Description of the Notes — Subordination”).
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, trustee and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time have in the past performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of all of the underwriters are lenders under our credit facilities. An affiliate of BNY Mellon Capital Markets, LLC, an underwriter in this offering, is trustee of the notes and will receive customary fees related thereto.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

In the EEA, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined above) and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the EEA who purchases or subscribes for any of the notes will be deemed to have represented and warranted that they are a non-retail investor.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has not been approved by an authorised person in the UK. This prospectus supplement is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order; (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the notes have not been, and will not be, directly or indirectly, offered or sold in Japan or to, or for the account of or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re- offering or resale, directly or indirectly, in Japan or to, or for the account of or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time
Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law (the “FIEA”) and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FIEA and its subordinate decrees and regulations) in connection with the purchase of the notes.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters with respect to the notes will be passed upon for us by ArentFox Schiff LLP, Chicago, Illinois and by Hutchison & Steffen, PLLC, Las Vegas, Nevada. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. Latham & Watkins LLP from time to time represents certain of our affiliates.
EXPERTS
The financial statements of Sierra Pacific Power Company as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Sierra Pacific Power Company’s annual report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports and other information regarding registrants that file electronically, including Sierra Pacific Power Company.
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The information filed by us with the SEC in the future and incorporated by reference will automatically update and supersede this information.
We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

We also incorporate by reference each document that we subsequently file with the SEC under Section 13(a), 13(c) or 15 (d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering (but only to the extent the information therein is filed and not furnished).
You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Sierra Pacific Power Company
6100 Neil Road
Reno, Nevada 89511
Attention: Michael J. Behrens, Vice President and Chief Financial Officer
Telephone: (775) 834-4011

 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-285816
PROSPECTUS
$2,500,000,000
SIERRA PACIFIC POWER COMPANY
GENERAL AND REFUNDING MORTGAGE SECURITIES
UNSECURED DEBT SECURITIES
Sierra Pacific Power Company, a Nevada corporation, may offer and sell General and Refunding Mortgage Securities and unsecured debt securities (together, the “Securities”) from time to time in one or more offerings. We may offer these Securities in one or more separate series, and in amounts, at prices and on terms we determine at or prior to the time of sale.
This prospectus provides you with a general description of these Securities. We will provide specific information about the offering and the terms of these Securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. We will not offer and sell our Securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these Securities.
Investing in our Securities involves certain risks. See “Risk Factors” on page 0.
We may offer and sell these Securities through one or more underwriters, dealers or agents. We will set forth in the related prospectus supplement the names of the underwriters, dealers or agents, the particular plan of distribution and any underwriting terms or arrangements. See “Plan of Distribution.”
The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 14, 2025.

We have not authorized anyone to give you any information other than this prospectus and any supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference in this prospectus or any free writing prospectuses is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition and results of operations may have changed since that date. We are not offering to sell the Securities and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Sierra Pacific Power Company filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides a general description of the Securities. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered Securities, you should rely on the information contained in that prospectus supplement.
The distribution of this prospectus and the applicable prospectus supplement and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
In this prospectus, “Sierra Pacific,” the “Company,” “we,” “us,” and “our” refer specifically to Sierra Pacific Power Company and our subsidiaries, unless the context otherwise requires.
FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:
•
general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting our operations or related industries;

•
changes in, and compliance with, environmental laws, regulations, decisions and policies, whether directed towards protection of environmental resources, present and future climate considerations or social justice concerns that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•
the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•
changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long term contracts with customers and suppliers;

•
performance, availability and ongoing operation of our facilities, including facilities not operated by us, due to the impacts of market conditions, outages and associated repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•
the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires,

extreme temperature events, wind events, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, costly litigation, wars, terrorism, pandemics, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;
•
the risks and uncertainties associated with wildfires that have occurred, are occurring or may occur in the Company’s service territory; the damage caused by such wildfires; the extent of the Company’s liability in connection with such wildfires (including the risk that the Company may be found liable for damages regardless of fault); investigations into such wildfires; the outcomes of any legal proceedings, demands or similar actions initiated against the Company; the risk that the Company is not able to recover losses from insurance or through rates; and the effect of such wildfires, investigations and legal proceedings on the Company’s financial condition and reputation;

•
the Company’s ability to reduce wildfire and other natural disaster threats and improve safety, including the ability to comply with the targets and metrics set forth in its Natural Disaster Protection Plan; to retain or contract for the workforce necessary to execute its Natural Disaster Protection Plan; the effectiveness of its system hardening; ability to achieve vegetation management targets; and the cost of these programs and the timing and outcome of any proceeding to recover such costs through rates;

•
the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events, such as wildfires;

•
a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

•
changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•
the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

•
changes in business strategy or development plans;

•
availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates and credit spreads;

•
changes in our credit ratings, changes in rating methodology and placement on negative outlook or credit watch;

•
the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•
the impact of inflation on costs and our ability to recover such costs in regulated rates;

•
increases in employee healthcare costs;

•
the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•
the ability to successfully integrate future acquired operations into our business;

•
the impact of supply chain disruptions and workforce availability on our ongoing operations and our ability to timely complete construction projects;

•
unanticipated construction delays, changes in costs, delays in or the inability to receive required permits and authorizations, including the impact of new regulations or actions taken to implement or rescind U.S. federal executive orders, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•
the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•
the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

•
other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.
SIERRA PACIFIC POWER COMPANY
We are a United States regulated electric and natural gas utility company serving 0.4 million retail electric customers and 0.2 million retail and transportation natural gas customers in northern Nevada. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. We have an electric service territory covering approximately 41,400 square miles and a natural gas service territory covering approximately 900 square miles in Reno and Sparks. We principally serve the gaming, recreation, warehousing, manufacturing, governmental services and mining industries. We buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize economic benefits of electricity generation, retail customer loads and wholesale transactions. The Company also sells natural gas to other utilities, municipalities and energy marketing companies on a wholesale basis. The Company’s electric and natural gas operations are conducted under numerous nonexclusive franchise agreements, revocable permits and licenses obtained from federal, state and local authorities.
We are an indirect wholly-owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), a holding company headquartered in Des Moines, Iowa that has investments in subsidiaries principally engaged in energy businesses. BHE is a wholly-owned subsidiary of Berkshire Hathaway Inc. BHE controls all of our voting securities. We are subject to the reporting requirements of Section 13 of the Exchange Act, and file annual, quarterly and current reports with the SEC.
We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89511 and our telephone number is (775) 834-4011.
RISK FACTORS
Investing in our Securities involves risk. Before purchasing any Securities we offer, you should carefully consider the risk factors and the other information incorporated by reference in this prospectus, as well as the other information contained in this prospectus, and any prospectus supplement, in order to evaluate an investment in our Securities. See “Forward-Looking Statements” and “Where You Can Find More Information” in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.
USE OF PROCEEDS
Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the Securities offered by this prospectus for any or all of the following purposes: (a) to refinance long-term debt at maturity or earlier redemption or purchase, (b) to repay short-term debt, (c) to fund capital projects, (d) to accomplish other general corporate purposes and (e) to reimburse our treasury for funds previously expended for any of these purposes.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC covering the Securities. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s internet site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our internet site at http://www.nvenergy.com. However, other than the documents or portions of documents specifically incorporated by reference into this prospectus, the information on or accessible through our internet site is not a part of this prospectus or any prospectus supplement.
The SEC allows us to incorporate by reference the information we file with them, which means:
•
incorporated documents are considered part of the prospectus;

•
we disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference each document that we subsequently file with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus (but only to the extent the information therein is filed and not furnished), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until this offering is completed.
You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.
You may request a copy of any filings referred to above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost, by writing or calling us at the following address or telephone number:
Sierra Pacific Power Company
6100 Neil Road
Reno, Nevada 89511
Attention: Michael J. Behrens, Vice President and Chief Financial Officer
Telephone: (775) 834-4011

DESCRIPTION OF GENERAL AND REFUNDING MORTGAGE SECURITIES
This section of this prospectus describes the general terms and provisions of the General and Refunding Mortgage Securities that we may offer, which may be issued from time to time in one or more series. For a description of unsecured debt securities that we may offer, see “Description of Unsecured Debt Securities.” When we offer to sell a particular series of General and Refunding Mortgage Securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of General and Refunding Mortgage Securities.
General
From time to time we may issue one or more series of General and Refunding Mortgage Securities (a “General and Refunding Mortgage Security” or the “General and Refunding Mortgage Securities”). Below is a description of the general terms of the General and Refunding Mortgage Securities. The particular terms of a series of General and Refunding Mortgage Securities will be described in a prospectus supplement.
The General and Refunding Mortgage Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the “G&R Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
The G&R Indenture has previously been filed with the SEC and is being incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the officer’s certificate or other instrument establishing the General and Refunding Mortgage Securities of a particular series will be so filed or will otherwise be incorporated by reference into this prospectus. The G&R Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summaries of certain provisions of the G&R Indenture and the General and Refunding Mortgage Securities do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the G&R Indenture and the General and Refunding Mortgage Securities.
The G&R Indenture does not limit the amount of General and Refunding Mortgage Securities that we may issue. The General and Refunding Mortgage Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness.
Terms of the General and Refunding Mortgage Securities
Each prospectus supplement will describe the terms of a series of General and Refunding Mortgage Securities, which may include:
•
the title and series designation;

•
the aggregate principal amount and authorized denominations of the General and Refunding Mortgage Securities;

•
the percentage of principal amount at which the General and Refunding Mortgage Securities will be issued;

•
the stated maturity date;

•
any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

•
the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

•
the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•
whether the General and Refunding Mortgage Securities are denominated or payable in United States dollars;

•
any sinking fund requirements;

•
any terms under which we can redeem the General and Refunding Mortgage Securities;

•
any terms for repayment of principal amount at the option of the holder;

•
whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any General and Refunding Mortgage Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected General and Refunding Mortgage Securities rather than pay any Additional Amounts;

•
the form in which we will issue the General and Refunding Mortgage Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the General and Refunding Mortgage Securities in either form;

•
whether the General and Refunding Mortgage Securities will be issued in global form, and any terms and conditions under which the General and Refunding Mortgage Securities in global form may be exchanged for definitive General and Refunding Mortgage Securities;

•
the defeasance provisions, if any, that apply to the General and Refunding Mortgage Securities (other than those described herein);

•
the person to whom any interest on a registered security is payable, if that person is not the registered owner of the General and Refunding Mortgage Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

•
any events of default or covenants not contained in the G&R Indenture; and

•
any other specific terms of the General and Refunding Mortgage Securities which are not inconsistent with the provisions of the G&R Indenture.

Unless the terms of the General and Refunding Mortgage Securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any General and Refunding Mortgage Securities, to issue additional General and Refunding Mortgage Securities with terms different from those of General and Refunding Mortgage Securities previously issued and to reopen a previous series of General and Refunding Mortgage Securities and issue additional General and Refunding Mortgage Securities of that series.
We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the General and Refunding Mortgage Securities and the applicable prospectus supplement.
Description of the G&R Indenture
General
Except as otherwise contemplated below under this heading (“Description of the G&R Indenture”) and subject to the exceptions specifically discussed under “Release of Property” and “Defeasance,” all outstanding General and Refunding Mortgage Securities issued pursuant to the G&R Indenture (the “Indenture General and Refunding Mortgage Securities”), equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us and located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.
Capitalized terms used under this heading that are not otherwise defined in this prospectus have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers under this heading are references to article and section numbers of the G&R Indenture, unless otherwise indicated.

Lien of the G&R Indenture
General
The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.
The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and “Consolidation, Merger, etc.” herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined) and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.
Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture General and Refunding Mortgage Securities. (See “— Issuance of Additional Indenture General and Refunding Mortgage Securities.”)
Excepted Property
There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts and securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)
Our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.
Permitted Liens
The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics’, workmen’s and similar liens and other liens arising in the ordinary course of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulations as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced or acquired by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions on assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)
Trustee’s Lien
The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture General and Refunding Mortgage Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)
Issuance of Additional Indenture General and Refunding Mortgage Securities
The aggregate principal amount of Indenture General and Refunding Mortgage Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) General and Refunding Mortgage Securities of any series may be issued from time to time on the basis of Property Additions, Retired General and Refunding Mortgage Securities and cash deposited with the Trustee, and in an aggregate principal amount not exceeding:
(i)
70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture General and Refunding Mortgage Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

(ii)
the aggregate principal amount of Retired General and Refunding Mortgage Securities; and

(iii)
an amount of cash deposited with the Trustee. (See Article IV.)

Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)
Retired General and Refunding Mortgage Securities means, generally, Indenture General and Refunding Mortgage Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture General and Refunding Mortgage Securities, the release of property or the withdrawal of cash.
Release of Property
Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:
(1)
an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

(2)
an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(3)
the aggregate principal amount of Indenture General and Refunding Mortgage Securities we would be entitled to issue on the basis of Retired General and Refunding Mortgage Securities (with such entitlement being waived by operation of such release);

(4)
any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

(5)
the aggregate principal amount of Indenture General and Refunding Mortgage Securities delivered to the Trustee (with such Indenture General and Refunding Mortgage Securities to be canceled by the Trustee); and

(6)
any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

As used in the G&R Indenture, the term “Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)
Property that is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)
The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)
Withdrawal of Cash
Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture General and Refunding Mortgage Securities that we would be entitled to issue on the basis of Retired General and Refunding Mortgage Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Indenture General and Refunding Mortgage Securities then Outstanding delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture General and Refunding Mortgage Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture General and Refunding Mortgage Securities or the redemption (or provision therefor) of any Indenture General and Refunding Mortgage Securities which are redeemable. (See Section 8.06.)
Consolidation, Merger, etc.
We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture General and Refunding Mortgage Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture General and Refunding Mortgage Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture General and Refunding Mortgage Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)
Modification of G&R Indenture
Modification Without Consent
Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:
(a)
to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture General and Refunding Mortgage Securities; or

(b)
to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture General and Refunding Mortgage Securities of one or more specified series (for the purposes of this subsection, “series” includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

(c)
to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d)
to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture General and Refunding Mortgage Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture General and Refunding Mortgage Security of such series remains Outstanding; or

(e)
to establish the form or terms of the Indenture General and Refunding Mortgage Securities of any series as permitted by the G&R Indenture; or

(f)
to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)
to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

(h)
to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture General and Refunding Mortgage Securities; or

(i)
to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture General and Refunding Mortgage Securities will be payable, (2) all or any series of Indenture General and Refunding Mortgage Securities may be surrendered for registration of transfer, (3) all or any series of Indenture General and Refunding Mortgage Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture General and Refunding Mortgage Securities and the G&R Indenture may be served; or

(j)
to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions under the G&R Indenture, so long as such other changes do not adversely affect the interests of the Holders of Indenture General and Refunding Mortgage Securities of any series in any material respect. (See Section 14.01.)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

Modifications Requiring Consent
Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture General and Refunding Mortgage Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture General and Refunding Mortgage Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:
(a)
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture General and Refunding Mortgage Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount General and Refunding Mortgage Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture General and Refunding Mortgage Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture General and Refunding Mortgage Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture General and Refunding Mortgage Security,

(b)
permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture General and Refunding Mortgage Securities then Outstanding,

(c)
reduce the percentage in principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Indenture General and Refunding Mortgage Security then Outstanding of such series, or

(d)
modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture General and Refunding Mortgage Securities of any series without the consent of the Holder of each Indenture General and Refunding Mortgage Security then Outstanding of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture General and Refunding Mortgage Securities of one or more specified series or modifies the rights of the Holders of Indenture General and Refunding Mortgage Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture General and Refunding Mortgage Securities of any other series. (See Section 14.02.)

Waiver
The Holders of at least a majority in aggregate principal amount of all Indenture General and Refunding Mortgage Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Indenture General and Refunding Mortgage Securities then Outstanding of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture General and Refunding Mortgage Securities of such series or tranches thereof. (See Section 6.09.)
Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Indenture General and Refunding Mortgage Securities then Outstanding may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Indenture General and Refunding Mortgage Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Indenture General and Refunding Mortgage Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)
Events of Default
Each of the following events constitutes an Event of Default under the G&R Indenture:
(1)
failure to pay interest on any Indenture General and Refunding Mortgage Security within 60 days after the same becomes due and payable;

(2)
failure to pay principal of or premium, if any, on any Indenture General and Refunding Mortgage Security within three Business Days after its Maturity;

(3)
failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the General and Refunding Mortgage Securities offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture General and Refunding Mortgage Securities not less than the principal amount of Indenture General and Refunding Mortgage Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

(4)
certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property. (See Section 10.01.)

Remedies
Acceleration of Maturity
If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding may declare the principal amount (or if the Indenture General and Refunding Mortgage Securities are Discount General and Refunding Mortgage Securities, such portion of the principal amount as may be provided for such Discount General and Refunding Mortgage Securities pursuant to the terms of the G&R Indenture) of all of the Indenture General and Refunding Mortgage Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture General and Refunding Mortgage Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been cured, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:
(a)
we have paid or deposited with the Trustee a sum sufficient to pay

(1)
all overdue interest, if any, on all Indenture General and Refunding Mortgage Securities then Outstanding;

(2)
the principal of and premium, if any, on any Indenture General and Refunding Mortgage Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture General and Refunding Mortgage Securities; and

(3)
all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

(b)
any other Event or Events of Default, other than the non-payment of the principal of Indenture General and Refunding Mortgage Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

Possession of Mortgaged Property
Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Indenture General and Refunding Mortgage Securities then Outstanding, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)
Right to Direct Proceedings
If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)
Limitation on Right to Institute Proceedings
No Holder of any Indenture General and Refunding Mortgage Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless
(a)
such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)
the Holders of not less than a majority in aggregate principal amount of the Indenture General and Refunding Mortgage Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default;

(c)
such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)
for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding; and

(e)
no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the General and Refunding Mortgage Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.
Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)
No Impairment of Right to Receive Payment
Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture General and Refunding Mortgage Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture General and Refunding Mortgage Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)
Notice of Default
The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under “Events of Default” may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.
Indemnification of Trustee
As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture General and Refunding Mortgage Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)
Remedies Limited by State Law
The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.
Defeasance
Any Indenture General and Refunding Mortgage Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture General and Refunding Mortgage Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.
The right of Sierra Pacific to cause its entire indebtedness in respect of the Indenture General and Refunding Mortgage Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.
Duties of the Trustee; Resignation; Removal
The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture General and Refunding Mortgage Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture General and Refunding Mortgage Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)
Evidence to be Furnished to the Trustee
Compliance with the G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Sierra Pacific will have any liability for any obligations of Sierra Pacific under the Indenture General and Refunding Mortgage Securities or the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture General and Refunding Mortgage Securities by accepting a General and Refunding Mortgage Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture General and Refunding Mortgage Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Denominations
Unless the applicable prospectus supplement provides otherwise, General and Refunding Mortgage Securities will be issued in registered form in denominations of $1,000 or integral multiples thereof.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any General and Refunding Mortgage Security on any interest payment date will be made to the person in whose name the General and Refunding Mortgage Security is registered.
Unless otherwise indicated in the applicable prospectus supplement, principal of and premium, if any, and interest on the General and Refunding Mortgage Securities of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the Trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.
All moneys paid by us to a paying agent or the Trustee for the payment of the principal, premium additional amounts or interest on a General and Refunding Mortgage Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the General and Refunding Mortgage Security thereafter may look only to us for payment thereof.
Relationships with the Trustee
In addition to acting as Trustee, The Bank of New York Mellon Trust Company, N.A., and its affiliates have various banking and trust relationships with us and some of our affiliates.
Governing Law
The General and Refunding Mortgage Securities will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF UNSECURED DEBT SECURITIES
This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer, which may be issued as senior unsecured debt securities or subordinated unsecured debt securities (which may include junior subordinated unsecured debt securities, senior subordinated unsecured debt securities and subordinated unsecured debt securities of any other relative ranking). For a description of the General and Refunding Mortgage Securities that we may offer, see “Description of General and Refunding Mortgage Securities.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.
General
We may issue senior debt securities or subordinated debt securities, in addition to the General and Refunding Mortgage Securities described under “Description of General and Refunding Mortgage Securities.” Both the senior debt securities and the subordinated debt securities will be our direct unsecured obligations. The senior debt securities and the subordinated debt securities will be issued under a senior indenture and a subordinated indenture, respectively, in each case between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of debt securities, the indentures, as amended or supplemented from time to time, will be substantially similar to the forms of indentures filed as exhibits to the registration statement and described below.
Prospectus Supplement
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include:
•
the title of the series of debt securities;

•
whether the series of debt securities are senior debt securities or subordinated debt securities;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•
if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•
the rate or rates of interest, if any, which will be borne by such debt securities, which may be fixed or variable;

•
the date from which interest will accrue;

•
the record date for interest payable on the debt securities;

•
the maturity date of the debt securities;

•
the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•
the securities registrar if other than the trustee;

•
the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•
the terms of any redemption at the option of holders of the debt securities;

•
the denominations in which the debt securities are issuable;

•
whether the debt securities will be represented by a global security and the terms of any such global security;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•
any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•
whether and upon what terms the debt securities may be defeased;

•
any rights that would allow an interest payment date in connection with any series of debt securities to be deferred or extended;

•
any special tax implications of the debt securities; and

•
any other terms in addition to or different from those contained in the applicable indenture.

The debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.
Ranking of Senior Debt Securities; Ranking of Subordinated Debt Securities
The senior debt securities will rank senior to our subordinated debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior debt securities. In addition, the senior debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness, including the General and Refunding Mortgage Securities described in this prospectus, to the extent of the value of the collateral securing such senior secured indebtedness.
The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities, the General and Refunding Mortgage Securities described in this prospectus and all of our other current and future senior debt. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.
Neither the subordinated indenture nor the senior indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.
Redemption or Repurchase
The prospectus supplement relating to any particular series of debt securities will set forth the redemption or repurchase terms and other specific terms of those debt securities.
If we elect or are required to redeem all or part of any series of debt securities, we will provide a notice of redemption at least 10 days prior to the redemption date. A failure to duly give notice to any applicable holder will not affect the validity of the redemption of any other debt securities. A notice of redemption may be subject to the receipt of the redemption amount by the applicable trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the applicable trustee for redemption, on and after the redemption date the debt securities subject to redemption will cease to bear interest.

Consolidation, Merger, Conveyance, Transfer or Lease
We may consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, (i) be organized under the laws of the United States, any state there of or the District of Columbia, and (ii) assume our obligations under any outstanding series of debt securities and the indentures applicable thereto. When those conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under such indenture and any debt securities issued thereunder.
Events of Default
Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable indenture:
•
we fail to pay interest on the applicable series of debt securities when due and such failure continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of debt securities that permit such deferral;

•
we fail to pay principal of, and premium, if any, on the applicable series of debt securities when due;

•
we breach any other covenant or representation in the applicable indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•
a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•
we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence and continuance of an event of default under an indenture with respect of a series, the trustee or holders of a majority in aggregate principal amount of the applicable series of debt securities may declare such debt securities to be immediately due and payable. After the declaration of acceleration has been made with respect to any series and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:
•
the Company has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the trustee; and

•
all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders pursuant to the applicable indenture, unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance
Upon our written request, each indenture with respect to any series of debt securities shall be satisfied and discharged (except as to certain surviving rights and obligations specified in such indenture) when:
•
either all debt securities have been delivered to the applicable trustee for cancellation or all debt securities not delivered to the applicable trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year (at maturity or due to redemption) and we have irrevocably deposited with such trustee money or government obligations sufficient (without reinvestment of interest earned thereon) to pay and discharge the debt securities to the applicable date of maturity or redemption (including principal, any premium and interest thereon);

•
no event of default shall have occurred and be continuing on the date of the deposit or, in the case of any cross-acceleration default or judgment default, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit;

•
we have paid or caused to be paid all other sums payable by us under the indenture; and

•
we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Each indenture provides that we may be:
•
discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in such indenture, such a discharge being called a “legal defeasance” in this prospectus; and

•
released from its obligations under certain restrictive covenants established with respect to any series of debt securities, as described in such indenture, such a release being called a “covenant defeasance” in this prospectus.

We must satisfy certain conditions to effect a legal defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the applicable trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money (without reinvestment of interest earned thereon) to pay the principal and any premium and interest on those debt securities on the stated maturity date for payment thereof or upon the applicable redemption date, as the case may be. We must also deliver to the applicable trustee an opinion of counsel stating that, under then-existing United States federal income tax law, the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance.
Following a legal defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the applicable indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which we have been released. A legal defeasance may occur after a covenant defeasance.
Option to Extend Interest Payment Period
To the extent specified in the applicable prospectus supplement or other offering materials, we may elect to defer interest payments on the debt securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an extension period). Other details regarding the extension period will also be specified in the applicable prospectus supplement or other offering materials. No extension period may extend beyond the maturity of the applicable series of debt securities. At the end of the extension period(s), we will pay all then accrued and unpaid interest.
Modifications to the Indenture
Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:

•
to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•
to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•
to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•
to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•
to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•
to permit the trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

•
to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:
•
change the stated maturity of the applicable series of unsecured debt securities;

•
reduce the principal amount of the applicable series of unsecured debt securities;

•
reduce the interest rate for the applicable series of unsecured debt securities;

•
extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•
impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•
reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.
In addition, any amendment to, or waiver of, the provisions of the unsecured subordinated indenture relating to subordination that adversely affects the rights of the holders of the subordinated unsecured debt securities will require the consent of the holders of at least 75% in aggregate principal amount of subordinated unsecured debt securities then outstanding.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited) or stockholder of the Company, as such, will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM
Unless we indicate differently in a prospectus supplement, the Securities initially will be issued in book-entry form and represented by one or more global securities without interest coupons. The global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing Securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of global securities. DTC has no knowledge of the actual beneficial owners of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the Securities are in book-entry form, you will receive payments and may transfer the Securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable Securities, where notices and demands in respect of the Securities and the Mortgaged Property may be delivered to us and where certificated Securities, if any, may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the Securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the Securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts Securities are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as Securities are in book-entry form, we will make payments on those Securities to the depositary or its nominee, as the registered owner of such Securities, by wire transfer of immediately available funds. If Securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds of the Securities will be paid to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Neither we, the applicable trustee nor any agent of ours or of the applicable trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Securities; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Except under the limited circumstances described below, purchasers of Securities will not be entitled to have such Securities registered in their names and will not receive physical delivery of such Securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the Securities and the Mortgaged Property.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the Securities.
DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, certificates representing the Securities are required to be printed and delivered.

As noted above, beneficial owners of a particular series of Securities generally will not receive certificates representing their ownership interests in those Securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of Securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be, or

•
we determine, in our sole discretion and subject to DTC’s procedures, not to have such Securities represented by one or more global securities,

we will prepare and deliver certificates for such Securities in exchange for beneficial interests in the global securities held by DTC. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for Securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
We may sell the Securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the Securities being offered will set forth the specific terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of those Securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we use underwriters to sell Securities, we will enter into an underwriting agreement with the underwriters. Those Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered Securities if any are purchased.
If a dealer is used in the sale of any Securities, we will sell those Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.
The Securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

In connection with a particular underwritten offering of Securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of Securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.
Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.
We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the Securities will be available.
The Securities will not be listed on a national securities exchange. If the Securities of any series are sold to or through underwriters, the underwriters may make a market in such Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the Securities of any series.
Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.
During such time as we may be engaged in a distribution of the Securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our Securities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by ArentFox Schiff LLP, Chicago, Illinois. Matters of Nevada law will be passed upon for us by Brandon M. Barkhuff. Certain legal matters with respect to the Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Sierra Pacific Power Company incorporated by reference in this Prospectus by reference to Sierra Pacific’s annual report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

$600,000,000
6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, SPPC JSN Series 2026A, due 2056
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
BofA Securities	MUFG	Scotiabank	Truist Securities	US Bancorp
BMO Capital Markets	BNY Capital Markets	CIBC Capital Markets	KeyBanc Capital Markets
nabSecurities, LLC	RBC Capital Markets	Regions Securities LLC	TD Securities
Co-Managers
Huntington Capital MarketsLoop Capital Markets PNC Capital Markets LLC
March 5, 2026